Exhibit 10.1

ASSET PURCHASE AGREEMENT
(BUSINESS)

This Asset Purchase Agreement (this “Agreement”) is entered into effective as of the effective date on the Signature Page below (the “Effective Date”), among Viath LLC, a Colorado limited liability company (“Purchaser”), and the sole principals, owners and management of Purchaser, David Lindauer, Tyler Bartholomew, Bill Anders, and Brad Billman (collectively, the “Purchaser Principals”), and Golden Developing Solutions, Inc., a Nevada corporation (“Seller”). Purchaser, Purchaser Principals, and Seller are individually referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

Seller is in the business of owning and operating a technology company that provides consumers with information regarding cannabis companies (the “Business”). In accordance with the terms and conditions set forth in this Agreement, Purchaser wishes to buy, and Seller wishes to sell, the "Assets" (as defined below), which are used in connection with the Business.

NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Parties hereby agree as follows:

AGREEMENT

1.       Purchase of the Assets.

Subject to the terms and conditions of this Agreement, Purchaser agrees to buy, and Seller agrees to sell to Purchaser, all or substantially all of the specific assets of Seller expressly, including, without limitation, the assets set forth on Schedule 1(a) hereto, including any improvements, modifications, enhancements, customization or derivatives of such assets (collectively, the “Assets”), free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”).

2.            Consideration.

The total consideration under this Agreement (the “Consideration”) shall be as follows:

(a) Stock Consideration. At "Closing" (defined below), Purchaser shall deliver to Seller 170,454,545 shares of common stock of Seller owned by Purchaser and Purchaser Principals at the price of the shares as of the date of Closing (as defined herein) (the “Stock Consideration”). Such common stock represents and shall represent at Closing 100 percent of all ownership of Purchaser and Purchaser Principals in Seller including any and all subsidiaries and affiliated companies of Seller, and such shares are and shall be at Closing free and clear of any and all Liens. The Stock Consideration shall be delivered with duly endorsed stock powers and such other customary instructions needed by the transfer agent of the Seller to complete the transfer of the shares back to the Seller. For the purposes of the transfer, namely accounting and tax considerations, the Parties agree to treat the transfer on their records as a sale and at a consideration price equal to the average trading price of the shares as quoted on the Pink Sheets or OTC as applicable on the day of Closing. The Seller is not required to make an actual payment of the price for the shares.

(b) Settlement of Claims. Upon the Effective Date, Purchaser and Seller shall execute a settlement agreement (the “Settlement and Release Agreement”), attached hereto as Exhibit A.

3.            Liabilities. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor Purchaser Principals are assuming and shall not assume any of Seller’s liabilities, and Seller is and shall remain fully liable and responsible for all such liabilities. Notwithstanding anything in this Agreement to the contrary, Seller is not and shall not assume any of Purchaser’s liabilities, and Purchaser is and shall remain fully liable and responsible for all such liabilities.

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4.            Representations and Warranties of Seller. Seller represents, to their knowledge, and warrants to Purchaser and Purchaser Principals, as of the date of this Agreement and as of Closing, as follows:

(a) Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full power to own and convey all of the Assets and carry on the Business as it is now being conducted.

(b) Enforceability. Seller has the authority to execute this Agreement and to consummate and perform the transactions provided for in this Agreement. This Agreement and the agreements and instruments referenced in this Agreement, represent the valid and binding obligations of Seller and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(c) Non-circumvention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is not a party or by which it is bound or to which any of its assets (including the Assets) is subject. Seller is not required to provide notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(d) Assets; Liabilities. Seller has good and marketable title to all of the Assets, and the Assets, at the time of Closing, will not be subject to any Liens of any nature whatsoever. To Seller’s knowledge, there are no liabilities related to the Assets, liquidated, actual and or contingent, except those relating to the ordinary course of business relating to the Business. The Assets constitute those necessary for the continued operation of the Business as historically and presently conducted. At Closing, all of the Assets will be in substantially the same or better condition and usability as the Assets exist as of the Effective Date other than due to action or inaction of persons or firms other than the Seller, its agents, or third-parties within its control.

(e) Intellectual Property. Seller owns or has a valid right to use, all of the Assets, all of which rights will survive unchanged upon consummation of the transactions contemplated by this Agreement. Seller has not granted to any third party the right to use the Assets. Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties or committed any acts of unfair competition involving a violation of a third party’s intellectual property rights, and Seller has not received any written or oral, charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or act of unfair competition involving a violation of a third party’s intellectual property rights. The conduct of the Business and/or usage of the Assets by the Business does not infringe, misappropriate or violate any intellectual property rights of any third party.

(f) Legal Proceedings; Compliance with Laws. Except as disclosed in this Agreement, there are no private or governmental proceedings pending, or, to the knowledge of Seller, threatened, against Seller, including without limitation any investigation, audit, lawsuit, threatened lawsuit, arbitration, worker’s compensation claims, civil rights claims, or other legal proceedings of any nature whatsoever. Seller and the Business are not in material violation of any law, regulation, rule, ordinance, policy, or other governmental requirement relating to the Assets or the Business. (other than federal laws prohibiting the possession, distribution and sale of marijuana products).

(g) Taxes. Seller has timely and correctly prepared and filed all tax returns, including, but not limited to, all federal and state income tax returns and sales/use tax returns, and Seller has paid all taxes due pursuant to such tax returns as well as all other taxes for which Seller is liable, except for taxes which are accrued but not yet due (which will be paid by Seller after Closing). Seller is not aware of any actual or threatened tax audit against Seller. Seller has paid all payroll taxes as and when due, maintain all required payroll trust accounts, and have timely paid all employee and employer withholding taxes into such trust accounts.

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(h) Obligation to Brokers. Seller has not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

(i) Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Seller. As to the transfer of the shares of stock to Golden noted herein, such transfer is made with the understanding that the Parties transferring the stock are sophisticated accredited investors understanding the risk, prospects, condition, forecasts, financial condition, and other material information relating to Golden, relating to surrendering the stock, and otherwise, on the basis of their knowledge of Golden, access to Golden information at sec.gov and otherwise and are not relying upon any representation or warranty of Golden concerning any such things in making their determination to surrender and transfer such shares and shall not make any claim against Golden or any affiliated persons or firms contrary to the foregoing even if Golden stock value significantly improves in the future, even if there is some unintentional error or misstatement in any such information about Golden referenced in this paragraph. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by Seller, in light of the circumstances under which they are made, not misleading. Prior to the execution of this Agreement, Seller has made available to Purchaser and Purchaser Principals all material information about the Assets as requested by Purchaser and Purchaser Principals. Such information is true, accurate and complete in all material respects to the knowledge of Seller after due inquiry.

5.            Representation and Warranties of Purchaser and Purchaser Principals. Purchaser and Purchaser Principals jointly and severally represent and warrant to Seller, as of the date of this Agreement and as of Closing, as follows:

(a) Authority .. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Colorado. Purchaser has full power to purchase the Assets and carry on the Business as it is now being conducted.

(b) Enforceability. Purchaser and Purchaser Principals have the authority to execute this Agreement and to consummate and perform the transactions provided for in this Agreement. This Agreement and the agreements and instruments referenced in this Agreement, represent the valid and binding obligations of Purchaser and Purchaser Principals and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(c) Non-circumvention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser or Purchaser Principals are subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser or Purchaser Principals are not a party or by which they are bound or to which any of its assets (including the Assets) is subject. Purchaser and Purchaser Principals are not required to provide notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(d) Obligation to Brokers. Purchaser and Purchaser Principals have not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

(e) Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Purchaser or Purchaser Principals.

6.             Information.

(a) Provision of Information. Seller provided Purchaser and Purchaser Principals with all material information relating to Seller and the Assets, including access to the Assets and operations of Seller. From and after the date of this Agreement and continuing through Closing, Seller will continue to make available to Purchaser and Purchaser Principals all such information required under this Agreement or otherwise reasonably requested by Purchaser and Purchaser Principals with respect to Seller and/or the Assets.

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(b) Due Diligence. Purchaser and Purchaser Principals shall have until the date of the Closing (the “Due Diligence Period”) to inspect the Assets to determine whether the Assets are satisfactory to Purchaser and Purchaser Principals. Purchaser and Purchaser Principals shall have the right to inspect the Assets during normal business hours. Seller will cooperate with and will provide to Purchaser and Purchaser Principals all of the material and information reasonably requested by Purchaser and Purchaser Principals in connection with its due diligence investigation of Seller and the Assets.

7.            Closing Conditions.

(a) The Closing shall be conditional upon the Purchaser and Purchaser Principals transferring the Stock Consideration to Seller;

(b) The Closing shall also be conditional upon the execution of the Settlement and Release Agreement by the Purchaser and Purchaser Principals and the Seller in the form of Exhibit A attached hereto and the execution of the Assignment and Bill of Sale in the form of Exhibit B attached hereto; and

(c) An executed full and general release of any and all obligations in the form attached hereto or to be acceptable by Seller at Closing, for the benefit of Seller and all affiliates, relating to

Wysocki Law Group, P.C.

Attn.: Jeremy Wysocki, Esq.

4582 S. Ulster St. Pkwy.

Suite 110

Denver, CO 80237

8.            Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall occur upon the earlier of: (i) the date upon which the foregoing Closing Conditions set forth in Section 7 have been satisfied; or (ii) as the Parties mutually agree.

9.            Indemnification.

(a) Seller’s Indemnity. Seller agrees to indemnify and hold harmless Purchaser and Purchaser Principals and Purchaser’s officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Purchaser and Purchaser Principals Indemnitees”) from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys’ fees and other expenses of investigation and defense (collectively, “Damages”) to which Purchaser and Purchaser Principals Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any breach of the terms of this Agreement or other document delivered hereunder or pursuant hereto by Seller, including, without limitation, any breach of any representation or warranty made by Seller herein or the failure by Seller to perform any of the covenants or obligations contained in this Agreement or other document delivered hereunder or pursuant this Agreement. In addition, Seller will indemnify and hold harmless the Purchaser and Purchaser Principals Indemnitees for any Damages to which the Purchaser and Purchaser Principals Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) the operation of the Business before Closing and/or any use of the Assets by Seller before Closing; (ii) any fraud or intentional misrepresentation of Seller; (iii) any and all taxes, fines, interest and/or penalties of Seller for all taxable periods ending on or before Closing; or (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Seller as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before or on Closing.

(b) Purchaser Indemnity. Purchaser agrees that it will indemnify and hold harmless Seller and its officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Seller Indemnitees”) from and against any and all Damages to which the Seller Indemnitees may become subject to or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or other document delivered hereunder by Purchaser, including any breach of any representation or warranty made by Purchaser, or the failure by Purchaser to perform any of the covenants or obligations contained in this Agreement or other document delivered hereunder or pursuant to this Agreement, or any use of the Assets after Closing. In addition, Purchaser will indemnify and hold harmless the Seller Indemnitees for any Damages to which the Seller Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) any use of the Assets after Closing; (ii) any fraud or intentional misrepresentation of Purchaser; (iii) any and all taxes, fines, interest and/or penalties of Purchaser for all taxable periods after Closing; or (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Purchaser as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring after Closing.

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(c) Remedies. Upon the occurrence of any claim, potential claim, or notice of any claim, potential claim or the commencement of any action which could give rise to an indemnification obligation under Section 9 of this Agreement, any party entitled to indemnification rights (the "Indemnified Party") shall promptly provide a written notice to the party with indemnification obligations (the "Indemnifying Party") stating in general terms the circumstances giving rise to the claim, specifying a nonbinding estimate of the amount of the claim, and making a request for any payment then believed due (the "Claim Notice"). Upon receipt of the Claim Notice, the Indemnifying Party will have 30 days to either pay the claim amount or send the Indemnified Party a notice disputing the propriety or amount of a Claim Notice (the "Dispute Notice"). Any Dispute Notice shall describe the basis for such objection and the amount of the claim that the Indemnifying Party does not believe should be subject to indemnification. Any amount not in dispute shall be paid within 10 days after the delivery of the Dispute Notice. Upon receipt of any Dispute Notice, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute within the next 30 days. If a resolution is not reached within the 30-day period, either Party may commence legal action in accordance with the terms of this Agreement. If it is finally determined (through either agreement of the Parties or final judgment of a court of competent jurisdiction) that all or a portion of the claim amount is owed to the Indemnified Party, the Indemnifying Party shall, within 10 days of such determination, pay the Indemnified Party such amount owed.

(d) Dispute Resolution. In the event of any dispute under this Agreement, the Parties agree to use their best efforts to attempt to resolve such dispute in good faith through direct negotiation between the Parties within thirty (30) days after notice of the claim is delivered. If any dispute cannot be resolved through direct negotiation, the Parties agree to mediate the dispute in good faith with Judicial Arbiter Group (JAG), or a similar mediator upon whom the Parties agree in writing, before filing a lawsuit. Failure to mediate a dispute shall be presumed to be grounds for the granting of a motion to dismiss a lawsuit between the Parties filed in conjunction with the dispute. The prevailing Party shall be entitled to recover its attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive in connection with its enforcement of this Agreement or if it is the prevailing Party in any such dispute.

10.           Post-Closing Covenants. From and after the time of Closing, the Parties covenant and agree as follows:

(a) Tax Allocations. In accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, Seller and Purchaser and Purchaser Principals agree to allocate the benefit of the Consideration on a reasonable good faith basis among the various Assets acquired by Purchaser and Purchaser Principals (the “Allocation”). Seller and Purchaser and Purchaser Principals each shall file an Internal Revenue Service Form 8594, and all federal, state and local tax returns, in accordance with the Allocation. Seller and Purchaser and Purchaser Principals shall promptly provide the other with any information required to complete Internal Revenue Service Form 8594. Seller and Purchaser and Purchaser Principals shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the benefit of the Consideration. Except as required by applicable law, Seller and Purchaser and Purchaser Principals shall not take any position in any tax return, tax proceeding or audit that is inconsistent with the Allocation. The Purchase Price shall be first allocated to cash, then to accounts, and then to the remaining assets.

(b) Further Assurances. Each Party will take all steps reasonably necessary to carry out the intent of this Agreement, including, but not limited to, by executing and delivering, or causing to be executed and delivered, such further instruments or documents as reasonably requested by Purchaser and Purchaser Principals.

11.            Miscellaneous.

(a) Survival of Agreement. This Agreement, and all terms, warranties and provisions hereof will be true and correct as of the time of Closing and will survive the Closing.

(b) Notices. All notices required or permitted hereunder or under any related agreement or instrument (unless such related agreement or instrument otherwise provides) will be deemed delivered when delivered personally, mailed, by certified mail, return receipt requested, or registered mail, or sent by a nationally recognized overnight courier to the respective Party at the following addresses or to such other address as each respective Party may in writing hereafter designate:

If to Seller:	Golden Developing Solutions, Inc. Attn: Stavros Triant, CEO c/o Registered Agent Corporate Creations Network Inc. 8275 South Eastern Ave., Unit 200 Las Vegas, Nevada 89123

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If to Purchaser and or Purchaser Principals:	Viath, LLC Attn: David Lindauer 8547 East Arapahoe Road, Ste. J#436 Greenwood Village, Colorado 80112

With a copy to:	Wysocki Law Group, P.C. Attn.: Jeremy Wysocki, Esq. 4582 S. Ulster St. Pkwy. Suite 110 Denver, CO 80237

(c) Successors and Assigns and Amendments. This Agreement will be binding upon the Parties hereto and their respective successors, personal representatives, heirs and assigns. Neither Party may assign any of its rights or obligations under this Agreement except with the prior written consent of other Party. No amendment or modification to this Agreement is valid unless in writing signed by all Parties hereto.

(d) Purchaser Principals Breach. Any breach of this Agreement by Purchaser Principals shall be construed as a breach by Purchaser. Purchaser Principals shall not be directly liable for any breach by Purchaser under this Agreement.

(e) Merger. This Agreement and the exhibits and other documents, agreements, and instruments related hereto, set forth the entire agreement of the Parties with respect to the subject matter hereof and may not be amended or modified except in writing subscribed to by the Parties and supersedes any related prior agreements and understandings between the Parties. The recitals are incorporated herein by reference.

(f) Governing Law. This Agreement is entered into in the State of Colorado and all issues arising hereunder shall be interpreted and governed in all respects by the laws of such state (without regard to the conflict of law principles thereof). In the event that a dispute arises between the Parties in connection with this Agreement, the prevailing party shall be entitled to collect attorneys’ fees and costs. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES ACKNOWLEDGE AND AGREE THAT COLORADO ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY IN THE STATE OF COLORADO. THIS AGREEMENT SHALL BE STRICTLY CONSTRUED UNDER COLORADO LAW AND THE PARTIES SPECIFICALLY WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

(g) Sales Taxes. Purchaser and Purchaser Principals shall pay any sales and use taxes owed to the state of Colorado and/or any political subdivision or taxing authority in the state of Colorado which may arise from the sale of the Assets from Seller to Purchaser and Purchaser Principals.

(h) Modification or Severance. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement will remain in full force and effect.

(i) Captions. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation of any of the provisions hereof.

(j) Counterpart; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by email or facsimile shall be deemed original signatures for all purposes.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have read and entered into this Agreement as of the Effective Date above written.

SELLER:	PURCHASERS:

GOLDEN DEVELOPING SOLUTIONS, INC.	VIATH, LLC
a Nevada corporation	Colorado limited liability company

By: /s/ Stavros Triant	By: /s/ David Lindauer
Name: Stavros Triant	Name: David Lindauer
Title: CEO	Title: CEO

PURCHASER PRINCIPALS:

/s/ David Lindauer
David Lindauer

/s/ Tyler Bartholomew
Tyler Bartholomew

/s/ Bill Anders
Bill Anders

/s/ Brad Billman
Brad Billman

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SCHEDULE 1(a)

TO

ASSET PURCHASE AGREEMENT

(ASSETS)

All accounts, receivables, and cash related to the Where’s Weed platform.

Entities:

All assets of Seller’s subsidiary, Tasos Media LLC, a Colorado limited liability company

Websites:

WheresWeed.com and associated social media accounts

CannaClassifieds.com (job postings)

LocalMJEvents.com

GreenerGrows.com (in development growing accountability tracking)

CannaCandids.com (in development photo site)

WheresCBD.com

Domain Names:

CANACANDID.COM
CANACANDIDS.COM
CANNACANDID.COM
CANNACANDIDS.COM
CANNACLASSIFIEDS.COM
CANNADID.COM

CANNADIDS.COM
DANKDAILYDEALS.COM
GREENERGROWS.COM
GREENERGROWSANLYTICS.COM

HASHOILPENS.COM
HASHOILPIPES.COM

LAMARIJUANADISPENSARIES.COM

LAMARIJUANADISPENSARY.COM

LAYER6MARKETING.COM
LAYER6MEDIA.COM

LAYERSIXMARKETING.COM

LAYERSIXMEDIA.COM
LAYERSIXOFFICE.COM
LOCALMJEVENTS.COM
LOCALMMJEVENTS.COM

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MARIJUANADOCTORS.CO

MARIJUANAISBAD.COM MARIJUANATESTINGKIT.COM MARIJUANATESTINGKITS.COM WD.GL

WEE.DO

WEED.AGENCY
WEED.BARGAINS
WEED.GD

WEREISWEED.COM WERESWEED.COM WHERESCBD.COM WHEREISSOMEWEED.COM WHEREISURWEED.COM WHEREISWEED.COM WHEREISYOURWEED.COM WHERESMYWEED.COM WHERESSOMEWEED.COM WHERESURWEED.COM WHERESWEED.BIZ WHERESWEED.CO WHERESWEED.COM WHERES-WEED.COM WHERESWEED.INFO WHERESWEED.MOBI WHERESWEED.NET WHERESWEED.ORG WHERESWEED.US WHERESWEEDMEDIA.COM WHERESYOURWEED.COM WHERETHEWEEDAT.COM WHERETHEWEEDIS.COM WHEREWEED.COM

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EXHIBIT A

TO

ASSET PURCHASE AGREEMENT

(SETTLEMENT AND RELEASE)

See attachment.

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EXHIBIT A

SETTLEMENT AND RELEASE AGREEMENT

This Settlement Agreement and Release Agreement (the “Agreement”) is entered into as of the Effective Date on the Signature Page hereof (the “Effective Date”) by and between Layer Six Media, Inc., a dissolved Delaware corporation by its authorized officer and director acting also as trustee for the said dissolved corporation (“Layer Six”), Tyler Bartholomew, David Lindauer, Bill Anders, and Brad Billman (collectively with Layer Six, “Layer Six Parties”) and Golden Developing Solutions, Inc., a Nevada corporation (“Golden”) and Stavros Triant ( collectively “Golden Parties”) and, together Layer Six Parties and Golden Parties are referred to collectively, as the “Parties” and as “Party” individually).

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (Business) dated September 18, 2018 (the “Business APA”) and that certain Asset Purchase Agreement (Goodwill) dated September 18, 2018 (the “Goodwill APA”) in which the Layer Six Parties sold substantially all of the assets of Layer Six to Golden;

WHEREAS, the consideration for the Business APA was a mixture of Golden common stock and a promissory note in the amount of $750,000 (the “Business Note”) and the consideration for the Goodwill APA was a promissory note in the amount of $3,000,000 (the “Goodwill Note”);

WHEREAS, on November 6, 2019, Layer Six Parties commenced litigation in Denver District Court, captioned Layer Six Media, Inc., et al. v. Golden Developing Solutions, Inc., et al., Case No. 2019CV34267, (“Action No. 1”), involving various claims related to the business relationship of the Parties and breaches by Golden of the Business and Goodwill Notes;

WHEREAS, on October 25, 2019, Golden Parties commenced litigation in Washington D.C. Superior Court, captioned Golden Developing Solutions, Inc. v. Layer Six Media, Inc., et al., Case No. 2019CA007021B, (“Action No. 2”), involving various claims related to the business relationship of the Parties;

WHEREAS, on December 7, 2018, Jordan Urso, a former employee of Layer Six Media, commenced litigation in Arapahoe District Court, captioned Jordan Urso v. Layer Six Media, Inc., et al., Case No. 2018CV32821, (“Action No. 3”), involving various claims related to his employment;

WHEREAS, Layer Six Parties and Golden Parties have proposed a transaction involving the transfer of assets between the Parties through the Asset Purchase Agreement (Business) (including all Exhibits) (referred to collectively as “Purchase Agreement”), which would resolve the claims between the Parties asserted in Action Nos. 1 and 2;

WHEREAS, the Parties, agree it is to their mutual advantage to complete the Purchase Agreement and release and dismiss all claims with prejudice, following the successful execution of the Purchase Agreement and this Agreement;

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NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is mutually acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             Agreement Conditional upon Execution of the Purchase Agreement. The Parties agree that this Agreement is contingent upon the full execution of the Purchase Agreement and that this Agreement is contemporaneous with the Purchase Agreement.

2.            General Releases, Waiver of Claims, and Dismissal with Prejudice of Claims. The Parties hereby waive, release, and shall dismiss all claims with prejudice and further agree as follows:

(a)            Golden Parties’ Release of Claims. Golden Parties, to include their founders, managers, officers, employees, agents, assigns, representatives, heirs, executors, administrators, and attorneys, hereby release and discharge Layer Six Parties, to include their founders, managers, officers, employees, agents, assigns, representatives, heirs, executors, administrators, and attorneys) from any claim, demand, action, or cause of action, known or unknown, which arose at any time prior to the date when Golden Parties execute this Agreement, and Golden Parties waive all claims relating to, arising out of, or in any way connected with any of his interactions with Layer Six Parties, including (without limitation) any claim, demand, action, or cause of action, including claims for attorneys’ fees and costs, (hereinafter collectively referred to as “Claims”) under any theory of liability for any Claims under any state or federal or local securities laws, at law or in equity, any state civil rights law; any existing or potential agreement, contract, representation, policy, procedure, or Claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of implied covenant of good faith and fair dealing, breach of contract, intentional and/or negligent infliction of emotional distress, invasion of privacy, defamation, wrongful discharge, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; and/or the United States Constitution.

(b)          Golden Parties’ Dismissal of Claims with Prejudice. Golden Parties hereby specifically waive and release all Claims, which were asserted in Action No. 2, or could have been asserted in Action No. 2. Further, Golden Parties shall promptly cause a dismissal with prejudice to be filed in Action No. 2 which will dismiss all named Parties in that suit with prejudice to the refiling of such Claims unless the case is otherwise dismissed with prejudice.

(c)          Layer Six Parties’ Release of Claims. Layer Six Parties, to include their founders, managers, officers, employees, agents, assigns, representatives, heirs, executors, administrators, and attorneys, hereby release and discharge Golden Parties, to include their founders, managers, officers, employees, agents, assigns, representatives, heirs, executors, administrators, and attorneys from any claim, demand, action, or cause of action, known or unknown, which arose at any time prior to the date when Layer Six Parties execute this Agreement, and Layer Six Parties waive all claims relating to, arising out of, or in any way connected with any of his interactions with Golden Parties, including (without limitation) any claim, demand, action, or cause of action, including claims for attorneys’ fees and costs, (defined above and collectively referred to as “Claims”) under any theory of liability for any Claims under any state or federal or local securities laws, at law or in equity, any state civil rights law; any existing or potential agreement, contract, representation, policy, procedure, or Claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of implied covenant of good faith and fair dealing, breach of contract, intentional and/or negligent infliction of emotional distress, invasion of privacy, defamation, wrongful discharge, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; and/or the United States Constitution. As to Action No. 3, Golden Parties are hereby indemnified and held harmless as to Action No. 3 including any and all claims relating to Action No. 3 on the same basis as indemnification set forth in the Purchase Agreement.

(d)          Layer Six Parties’ Dismissal of Claims with Prejudice. Layer Six Parties hereby specifically waive and release all Claims, which were asserted in Action No. 1, or could have been asserted in Action No. 1. Further, Layer Six Parties shall promptly cause a dismissal with prejudice to be filed in Action No. 1 which will dismiss all named Parties in that suit with prejudice to the refiling of such Claims.

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(e)         The Parties acknowledge and agree that they are mutually releasing the other Party from any and all claims by which they are giving up the opportunity to recover any compensation, damages, or any other form of relief, at law or in equity, including in any proceeding.

(f)             The Parties acknowledge and agree that the Business Note and the Goodwill Note are hereby cancelled as a purchase price reduction under I.R.C. § 108(e)(5).

3.             Disclaimer of Liability. This Agreement is not to be construed as an admission of liability or wrongdoing by any Party, but is entered into in compromise of disputed claims, whether known or unknown, that exist or might exist at the time this Agreement is executed and which arose from or relates to the matters set forth within

4.             Covenant Not to Sue. The Parties mutually agree that they will never file a lawsuit against the other Party concerning any claim relating to the matters set forth within and specifically as released and waived in Paragraph 2. Should a Party violate any aspect of this Covenant not to Sue, the Party agrees that the lawsuit shall be null and void and must be summarily dismissed or withdrawn. The Parties affirm that, as of the Effective Date, there are no other claims, charges, lawsuits, complaints, or administrative actions pending against another Party to this Agreement other than those asserted identified in the Recitals. Paragraph 3 and this Agreement shall not operate to waive or bar any claim that by express and unequivocal terms of law may not under any circumstances be waived or barred, including but not limited to any state or federal agency investigations or proceedings that cannot be waived or barred. This Agreement also shall not operate to waive rights or claims if those rights or claims arise after the date the Parties sign this Agreement, nor preclude any Party from enforcing this Agreement.

5.             Successors. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto.

6.             Severability. The Parties acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. In the unlikely event, therefore, that an arbitration forum or court of competent jurisdiction determines that any of the terms, provisions, or covenants of the Agreement are unreasonable, the arbitration forum or court shall limit the application of any such term, provision or covenant, or modify such term, provision or covenant and proceed to enforce those terms as so limited or modified.

7.             Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement, or any portion thereof, is invalid, illegal or otherwise voidable or void, the Parties agree to use their best efforts to attempt to resolve such dispute in good faith through direct negotiation between the Parties within thirty (30) days after a notice of claim is delivered. If any dispute cannot be resolved through direct negotiation, the Parties agree to mediate the dispute in good faith with Judicial Arbiter Group (JAG), or a similar mediator in Denver, Colorado upon whom the Parties agree, before filing a lawsuit. Failure to mediate a dispute shall be presumed to be grounds for the granting of a motion to dismiss a lawsuit between the Parties filed in conjunction with the dispute. The prevailing Party shall be entitled to recover its attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive in connection with its enforcement of this Agreement or if it is the prevailing Party in any such dispute.

8.             Applicable Law and Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its choice of law principles. The Parties consent to exclusive jurisdiction and venue in the federal and/or state courts venued in Denver County, Colorado for any dispute arising under this Agreement that is not otherwise properly subject to arbitration. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and other expenses.

9.             Nonwaiver, Captions, Assignment, Modification/Amendment, Misc. The waiver by one Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by the other Party. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation of any of the provisions hereof. This Agreement can't be assigned, modified or amended without the express written permission of all Parties hereto. The Parties agree to not make any public statement that is contrary to the provisions of this Agreement or it spirit of settlement, and not to make, directly or indirectly, any disparaging statement about any of the Parties or their affiliates such as officers, directors, managers, advisors, lawyers, and such as otherwise defined herein.

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10.           Counterparts. This Agreement may be executed in one or more physical counterparts, including by signature pages delivered in .pdf or facsimile format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows.]

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AGREED TO BY:

GOLDEN PARTIES:	LAYER SIX PARTIES:

GOLDEN DEVELOPING SOLUTIONS, INC.	LAYER SIX MEDIA, INC.
a Nevada corporation	a dissolved Delaware Corporation

By: /s/ Stavros Triant	By: /s/ David Lindauer
Name: Stavros Triant	Name: David Lindauer
Title: CEO	Title: CEO

/s/ Stavros Triant
Stavros Triant

/s/ David Lindauer
David Lindauer

/s/ Tyler Bartholomew
Tyler Bartholomew

/s/ Bill Anders
Bill Anders

/s/ Brad Billman
Brad Billman

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EXHIBIT B

TO

ASSET PURCHASE AGREEMENT

(ASSIGNMENT AND BILL OF SALE)

See attachment.

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ASSIGNMENT AND BILL OF SALE
(BUSINESS)

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”) is effective as of January __, 2020 (the “Closing Date”), among Viath LLC, a Colorado limited liability company (“Purchaser”), David Lindauer, Tyler Bartholomew, Bill Anders, and Brad Billman (collectively, the “Purchaser Principals”), and Golden Developing Solutions, Inc., a Nevada corporation (“Seller”). Purchaser, Purchaser Principals and Seller are individually referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

Seller and Purchaser and Purchaser Principals entered into an Asset Purchase Agreement of even date herewith (the “APA”) whereby Seller sold the Assets (as defined in the APA) to
Purchaser and Purchaser Principals.

AGREEMENT

Seller hereby warrants, covenants and agrees as follows:

1.            Assignment. In accordance with the terms and conditions of the APA, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, convey, assign and deliver unto Purchaser and Purchaser Principals, its successors and assigns, all of the Assets, as such terms are defined in the APA, free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”), to have and to hold said Assets unto Purchaser and Purchaser Principals, its successors and assigns, to and for its and/or their use forever.

2.             Assumption of Liabilities. Effective as of the Closing Date, Purchaser and Purchaser Principals hereby (i) irrevocably, absolutely and unconditionally assume, undertake and agree to pay, perform and discharge in full all of the Seller liabilities and obligations arising in connection with the ownership of the Assets on or after the Closing Date, and (ii) release and discharge the Seller and its affiliates, successors and assigns, irrevocably, completely, unconditionally and forever from any and all liabilities and obligations arising in connection with the ownership of the Assets after the Closing Date.

3.            Title. Seller has good and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered to Purchaser and Purchaser Principals, free and clear of all Liens, and Purchaser and Purchaser Principals will receive hereby such good and marketable title thereto.

4.             Warranty. Seller will warrant and defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

5.             Further Assurances. Seller will take all steps necessary to put Purchaser and Purchaser Principals or its successors and assigns in actual possession and operating control of the Assets, to carry out the intent of the APA and this Assignment, or to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Purchaser and Purchaser Principals.

6.            Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the APA. Nothing contained in this Assignment shall be deemed to diminish any of the obligations, agreements, covenants, representations, or warranties of Seller contained in the APA.

7.             Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA. The recitals above are incorporated by reference into this Assignment.

8.             Governing Law; Amendment. This Assignment shall be governed in all respects by the laws of the State of Colorado (without regards to the conflict of law principles thereof). Seller submits to the jurisdiction of the courts in and for the state of Colorado. In the event that a dispute arises between Seller and Purchaser and Purchaser Principals in connection with this Assignment, the prevailing party shall be entitled to collect attorneys’ fees and costs. No change in or amendment or further assignment to this Assignment shall be valid unless set forth in a writing signed by both Purchaser and Purchaser Principals and Seller. NOTWITHSTANDING ANYTHING IN THIS ASSIGNMENT TO THE CONTRARY, THE PARTIES ACKNOWLEDGE AND AGREE THAT COLORADO ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY IN THE STATE OF COLORADO. THIS ASSIGNMENT SHALL BE STRICTLY CONSTRUED UNDER COLORADO LAW AND THE PARTIES SPECIFICALLY WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

9.             Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes. Any dispute regarding this document will be addressed as disputes are to be handled per wording of the APA.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have read and entered into this Assignment and Bill of Sale as of the date above written.

SELLER:	PURCHASERS:

GOLDEN DEVELOPING SOLUTIONS, INC.	VIATH, LLC
a Nevada corporation	Colorado limited liability company

By: /s/ Stavros Triant	By: /s/ David Lindauer
Name: Stavros Triant	Name: David Lindauer
Title: CEO	Title: CEO

PURCHASER PRINCIPALS:

/s/ David Lindauer
David Lindauer

/s/ Tyler Bartholomew
Tyler Bartholomew

/s/ Bill Anders
Bill Anders

/s/ Brad Billman
Brad Billman

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